UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2013 (January 15, 2013)

GIBRALTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road P.O. Box 2028 Buffalo, New York		14219-0228
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (716) 826-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01 Regulation FD Disclosure

The Registrant is furnishing under Item 7.01 of this Form 8-K the information in the press release dated January 15, 2013 attached as Exhibit 99.1. In the press release the Registrant announced expansions in its product portfolio and certain summary fourth quarter and 2012 preliminary financial results. Exhibit 99.1 is hereby incorporated by reference in this Item 7.01. This information has not been previously reported to the public.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this Current Report on Form 8-K and furnishing this information, the Registrant makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 8.01 Other Events.

The Registrant issued the press releases attached as Exhibits 99.2 and 99.3 to this report on Form 8-K on January 15, 2013.

The Press Release attached as Exhibit 99.2 announced a proposed private offering of $210 Million in Senior Subordinated Notes and the Press Release attached as Exhibit 99.3 announced a cash tender offer for the Registrant’s outstanding 8% Senior Subordinated Notes Due 2015.

Exhibits 99.2 and 99.3 are hereby incorporated by reference in this Item 8.01.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired – None

(b)	Pro Forma Financial Information – None

(c)	Exhibits

99.1 – Press Release dated January 15, 2013

99.2 – Press Release dated January 15, 2013

99.3 – Press Release dated January 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2013

GIBRALTAR INDUSTRIES, INC.

/s/ Henning N. Kornbrekke
Name:	Henning N. Kornbrekke
Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 15, 2013

99.2	Press Release dated January 15, 2013

99.3	Press Release dated January 15, 2013